SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 30, 1999

                             TOMPKINS TRUSTCO, INC.
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             (Exact name of registrant as specified in its charter)


            NEW YORK                   1-12709                16-1482357
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        (State or other        (Commission File Number)    (I.R.S. Employer
 jurisdiction of incorporation)                          Identification Number)


          The Commons, P.O. Box 460, Ithaca, NY                     14851
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         (Address of principal executive offices)                 (Zip Code)


(Registrant's telephone number including area code):  (607) 273-3210
                                                      --------------


                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On August 2, 1999, Tompkins Trustco, Inc. ("Tompkins") announced that it had entered into an Agreement and Plan of Reorganization (the "Agreement") with Letchworth Independent Bancshares Corporation ("Letchworth"), which provides for the acquisition by Tompkins of Letchworth in a tax-free, stock-for-stock exchange (the "Merger"). The Merger is subject to certain conditions, including approval by the shareholders of Tompkins and Letchworth and the receipt of required regulatory approvals. In connection with the Agreement, Tompkins and Letchworth entered into a Stock Option Agreement (the "Option Agreement") pursuant to which Letchworth granted Tompkins an option, exercisable under certain circumstances, to purchase newly issued shares of $1.00 par value common stock of Letchworth equal to approximately 19.9% of Letchworth's issued and outstanding shares.

         Tompkins and Letchworth issued a joint press release on August 2, 1999 describing the execution of the Agreement by the two companies. Such press release is filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       (a) Not applicable.

       (b) Not applicable.

       (c) Exhibits

           Exhibit No.   Description
           -----------   -----------

           99.1 Press Release of Tompkins Trustco, Inc. and Letchworth Independent Bancshares Corporation dated August 2,1999.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TOMPKINS TRUSTCO, INC.


Date:  August 13, 1999           By:  /s/ JAMES J. BYRNES
                                      ---------------------------
                                          James J. Byrnes
                                          Chairman, President and
                                          Chief Executive Officer

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION                           PAGE
------                       -------------------                           ----


 99.1 Press Release of Tompkins Trustco, Inc. and Letchworth Independent Bancshares Corporation dated August 2, 1999.